Exhibit 10.2
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (this “Agreement”), made this 29th day of January, 2010, by FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (“Pledgor”), to KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Agent for itself and other Banks (the “Banks”) from time to time party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).
W I T N E S S E T H:
     WHEREAS, Pledgor is an equity holder of various limited liability companies, partnerships, corporations and other entities from time to time that are direct Subsidiaries of Pledgor, including, without limitation, each of the limited liability companies, limited and general partnerships, corporations and other entities described on Exhibit “A” attached hereto and made a part hereof (all such limited liability companies, partnerships, corporations and other entities that are direct Subsidiaries of Pledgor are hereinafter referred to collectively as the “Companies” and individually as a “Company”); and
     WHEREAS, Exhibit “B” attached hereto and made a part hereof sets forth certain information as to the Property Owing Entities owned directly or indirectly by each Company; and
     WHEREAS, the Companies are governed by certain agreements and other organizational documents (as amended from time to time, collectively, the “Organizational Agreements”); and
     WHEREAS, Pledgor, KeyBank, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks which are now or hereafter a party thereto have entered into that certain Second Amended and Restated Credit Agreement dated of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated, the “Credit Agreement”), pursuant to which the Banks have agreed to provide loans and other extensions of credit to Pledgor in an amount of up to $500,000,000.00 (collectively, the “Loan”), which Loan is evidenced by, among other things, those certain Notes made by Pledgor to the order of the Banks (such Notes, together with such other Notes as may be issued pursuant to the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and
     WHEREAS, Agent and the Banks have required, as a condition to the making of the Loan to Pledgor, that Pledgor execute this Agreement to secure the obligations of Pledgor under the Note, the Credit Agreement and certain other agreements;
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
     1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     2. Grant of Security Interest. As security for the payment and performance by Pledgor of each and all of the indebtedness, liabilities, duties, responsibilities and obligations, whether such indebtedness, liabilities, duties, responsibilities and obligations are now existing or are hereafter created or arising under this Agreement, the Note, the Credit Agreement, and any and all agreements evidencing, securing or otherwise relating to the obligations evidenced by the Note or set forth in the Credit Agreement (this Agreement, the Note, the Credit Agreement and such other agreements, together with any and all renewals, modifications, consolidations and extensions thereof, are hereinafter referred to collectively as the “Loan Documents”; and said indebtedness, liabilities, duties, responsibilities and obligations of Pledgor are hereinafter referred to collectively as the “Obligations”), Pledgor does hereby assign, pledge and deliver to Agent, for the benefit of the Banks, and does hereby grant to the Agent, for the benefit of the Banks, a security interest in, all of Pledgor’s right, title and interest in and to the following (provided that, notwithstanding the foregoing, such assignment, pledge and delivery is not so made, and a security interest is not so granted, for purposes of securing any guaranty of the Obligations):
          (a) All right, title, interest and claims or rights of Pledgor now or hereafter acquired as a member, partner, shareholder or other equity holder of the Companies, specifically including, but without limitation, Pledgor’s interest as a member, partner, shareholder or other equity holder in the Companies, the interest of Pledgor in and to the Organizational Agreements of each of the Companies in which Pledgor is a member, partner, shareholder or other equity holder, the capital of the Companies, and any rights pertaining thereto, as such membership or partnership interests or shares of stock or other equity interests are described on Exhibit “A”, together with any and all other securities, cash, stock, certificates or other property, warrants, options or rights in respect of, in addition to or substitution or exchange for any of the foregoing, or other property at any time and from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for all or any thereof; and
          (b) Any and all profits, proceeds, accounts, income, dividends, distributions, payments upon dissolution or liquidation of any of the Companies, proceeds upon a redemption or conversion, return of capital, repayment of loans by Pledgor to a Company, and payments of any kind or nature whatsoever, now or hereafter distributable or payable by any of the Companies, or any member, partner, shareholder or other equity holder of any of the Companies to Pledgor, by reason of Pledgor’s interest in any of the Companies, or now or hereafter distributable or payable to Pledgor from any other source by reason of Pledgor being a member, partner, shareholder or other equity holder in any of the Companies, or on account of any interest in or claims or rights against any of the Companies held by Pledgor as a member, partner, shareholder or other equity holder, as the case may be, of any of the Companies, and any and all proceeds from any transfer, assignment or pledge of any interest of Pledgor in, or claim or right against, any of the Companies (regardless of whether such transfer, assignment or pledge is permitted under the terms hereof or the other Loan Documents), and all claims, choses in action or things in action or rights as a creditor now or hereafter arising against any of the Companies; and
          (c) All right, title and interest of Pledgor in and to any shareholder or similar agreements relating to the Companies or their shareholders or equity holders; and

          (d) All accounts, contract rights, deposit accounts, security entitlements, securities accounts, investment property, money, commercial tort claims and general intangibles (including, without limitation, payment intangibles), in each case now or hereafter evidencing, arising from or relating to, any of the foregoing; and
          (e) All notes or other documents or instruments now or hereafter evidencing or securing any of the foregoing; and
          (f) All rights of Pledgor to collect and enforce payments distributable or payable by any of the Companies or any member, partner, shareholder or other equity holder (or manager acting on their behalf) of any of the Companies to Pledgor pursuant to the terms of any of the Organizational Agreements of any Company in which Pledgor is a member, partner, shareholder or other equity holder, or otherwise; and
          (g) All documents, writings, leases, books, files, records, computer tapes, programs, ledger books and ledger pages arising from or used in connection with any of the foregoing; and
          (h) All renewals, extensions, additions, substitutions or replacements of any of the foregoing; and
          (i) All powers, options, rights, privileges and immunities pertaining to any of the foregoing; and
          (j) All products and proceeds of any of the foregoing and all cash, security or other property distributed on account of, or in exchange for or substitution of, any of the foregoing (including, without limitation, all stock rights, stock splits, subscription rights, dividends, new certificates and new securities).
     All of the foregoing described in this Paragraph 2, as limited by the Collateral Exclusion described below, are hereinafter referred to collectively as the “Collateral”. The items described in (a) (and (j), to the extent it would otherwise constitute any item described in (a)), above, as limited by the Collateral Exclusion described below, are sometimes hereinafter referred to as the “Equity Interests”, and the items described in (b)-(i) (and (j), to the extent it would otherwise constitute any item described in (b)-(i)), above, as limited by the Collateral Exclusion described below, are sometimes hereinafter referred to collectively as the “Distributions”.
     Notwithstanding the foregoing, no security interest is granted in any of the foregoing items described in (a)-(j) above if and to the extent the grant of such security interest shall constitute, result in or give rise to (i) a breach or violation of, or default under, the terms of any project level loan documentation or permitted mezzanine financing documentation (regardless of whether Pledgor or any Company is a party to such agreement or contract) relating to or governing indebtedness to which such Company, or such other Subsidiary of Pledgor in which such Company owns a direct or indirect interest, is a party (either as borrower or guarantor or in any other capacity) (the “Project/Mezzanine Loan Documentation”), or the termination thereof or (ii) a breach or violation of, or default under, the terms of any organizational documents (including, without limitation, the Organizational Agreements) governing such Company or Subsidiary (the “Organizational Documentation”) or the termination thereof, which Organizational Documentation contain any provision that would prohibit or limit the creation of a Lien on any such item in favor of Agent and is required by any Project/Mezzanine Loan Documentation or is in favor of a third party joint venture partner relating to a particular project or investment (the limitations contained in clauses (i) and (ii) of this paragraph, subject to the following provisos, the “Collateral Exclusion”); provided, however, that the limitations on the grant of a security interest in any potential Collateral set forth in this paragraph shall not be effective (1) to the extent any prohibition on the creation of a security interest in any accounts or general intangibles, whether by contract, law, or pursuant to the terms of a purchase money lien, would be rendered invalid pursuant to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409(a) of the Uniform Commercial Code as enacted in the State of Ohio (the “UCC”) or (2) upon the termination of such prohibition (howsoever occurring).
     3. Obligations Secured. This Agreement secures the payment and performance by Pledgor of the Obligations.
     4. [Reserved].
     5. Warranties and Covenants. Pledgor does hereby warrant and represent to, and covenant and agree with Agent and the Banks, as follows:
          (a) All material duties, obligations and responsibilities required to be performed by Pledgor or any Company (interests in which are included in the Collateral) as of the date hereof under any of the Organizational Agreements of any such Company in which Pledgor or such Company is a member, partner, shareholder or other equity holder have been performed in all material respects, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any of such Organizational Agreements that would have a Material Adverse Effect.
          (b) The Organizational Agreements of the Companies pledged as Collateral have been duly authorized, executed and delivered by Pledgor, as applicable and each of such Organizational Agreements are in full force and effect and are enforceable in accordance with their respective terms except to the extent permitted by Section 8.02 of the Credit Agreement. Upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, Pledgor shall not modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of such Organizational Agreements, or dissolve, liquidate or permit the expiration of any of such Organizational Agreements or the termination or cancellation thereof, without in each instance the prior written consent of Agent.
          (c) Other than as permitted under the Credit Agreement or the Guaranty (which permission shall be deemed revoked for purposes of this clause (c) for so long as an Event of Default has occurred and is continuing), Pledgor is and shall remain the sole lawful, beneficial and record owner of the Collateral, and has hereby granted a security interest to Agent, for the benefit of the Banks, free and clear of all liens, restrictions, claims, Adverse Claims (as defined below), pledges, encumbrances, charges, rights of third parties and rights of set off or recoupment whatsoever (other than those in favor of Agent hereunder), and Pledgor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of Agent, for the benefit of the Banks, in accordance with the terms and provisions of this Agreement. The term “Adverse Claims” shall mean, with respect to any item of property, any and all claims, liens, security interests, charges, options, rights, restrictions on transfer or pledge, covenants and encumbrances of any kind affecting such item of property, including (if applicable) “adverse claims” as such term is defined in Section 8-102 of the Uniform Commercial Code, other than the liens and security interests created in favor of Agent pursuant to this Agreement. The obligations and restrictions contained in this clause (c) shall not apply to the Collateral upon its release from the lien and security interest created by this Agreement in accordance with the terms of this Agreement.
          (d) Upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, Pledgor shall represent to Agent and the Banks, with respect to any Equity Interests included in the Collateral or potential Collateral, the extent to which Pledgor has funded the capital contributions required to be funded by Pledgor pursuant to the applicable Organizational Agreements relating to the Collateral or any potential Collateral and, to the extent any such required capital contributions have not been fully funded, represent to Agent and the Banks the amount of such unfunded capital contributions and the date(s) by which such unfunded capital contributions were or are required to be made, for each applicable Company.
          (e) This Agreement, together with the UCC financing statements delivered to Agent and filed in the requisite jurisdiction(s) referenced in Section 6(g) below, creates a valid and binding first priority security interest in the Collateral securing the payment of the Obligations and the performance by Pledgor of its obligations under this Agreement and under the other Loan Documents, and all filings (to the extent such filings have been made in the requisite jurisdiction(s) referenced in Section 6(g) below) and other actions necessary to perfect such security interests have been duly made and taken.
          (f) Upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, all original notes and other documents or instruments evidencing, constituting, guaranteeing or securing Distributions, or any right to receive such Distributions, shall be promptly endorsed or assigned to and delivered to Agent for the benefit of the Banks.
          (g) (A) Pledgor’s correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Pledgor’s jurisdiction, mailing address, identity or corporate structure, residence or chief executive office, jurisdiction of organization, organizational identification number, and federal tax identification number, are as set forth on Exhibit “D” attached hereto and by this reference made a part hereof, (B) Pledgor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Exhibit “D” attached hereto, and (C) in order to perfect the pledge and security interests granted herein against Pledgor, one or more UCC financing statements must be filed with the Secretary of State of Ohio. Pledgor covenants and agrees that Pledgor shall not change any of the matters addressed by clauses (A), (B), or (C) of this paragraph unless it has given Agent at least thirty (30) days prior written notice of any such change and Pledgor hereby authorizes the filing by Agent or Agent’s counsel of such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or reasonably advisable in its sole discretion to prevent any filed financing statement from becoming misleading or the loss of perfection of the security interest therein or lien thereon which is granted hereby.
          (h) Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents, endorsements,

assurances and instruments as Agent may reasonably at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof to maintain the perfection and priority of the security interest and lien created hereby and/or in order to better assure and confirm unto Agent its rights, powers and remedies hereunder; provided that the foregoing shall not require Pledgor to deliver to Agent (x) any Due Diligence Materials (as defined below) for purposes of establishing whether and to what extent the Collateral Exclusion applies to any potential Collateral prior to the occurrence of a Material Possible Default or an Event of Default or (y) any document, instrument or agreement that is required to be so delivered under this Agreement only after the occurrence of a Material Possible Default or Event of Default. Without limiting the generality of the foregoing, at any time and from time to time, Pledgor shall, at the reasonable request of Agent (but only to the extent consistent with the other provisions of this Agreement, including without limitation, any provision requiring the execution and or delivery of any document, instrument or agreement only during a Material Possible Default or an Event of Default), make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time in such offices and places as shall be deemed desirable by Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as Agent from time to time may reasonably require for the better assuring, conveying, assigning and confirming to Agent the Collateral and the rights intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Agreement. Upon any failure of Pledgor to take any such action as may be required by this paragraph, Agent may make, execute, record, file, rerecord and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Pledgor, and Pledgor hereby irrevocably appoints Agent, for the benefit of the Banks, the Pledgor’s agent and attorney-in-fact with full power of substitution so to do. This power is coupled with an interest and is irrevocable.
          (i) Pledgor consents to the admission, upon the occurrence and during the continuance of an Event of Default, of Agent, for the benefit of the Banks, or any other purchaser of any of the Equity Interests following a foreclosure sale or conveyance in lieu thereof as a substitute member, partner, shareholder or other equity holder, as the case may be, of the applicable Company, with all of the rights and privileges of a member, partner, shareholder or other equity holder, as the case may be, under the applicable Organizational Agreement in the event that Agent, for the benefit of the Banks, exercises its rights under this Agreement and Agent, for the benefit of the Banks, or such other purchaser succeeds to ownership of all or any portion of the Equity Interests, without satisfaction of any conditions or other requirements to such admission set forth in the Organizational Agreements.
          (j) Pledgor shall, at any time and from time to time following the occurrence and during the continuance of a Material Possible Default or an Event of Default, promptly take such steps as Agent may reasonably request for Agent, for the benefit of the Banks, (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that such bailee holds possession of such Collateral on behalf of Agent for the benefit of the Banks, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral) in each case which are included as Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) to otherwise to insure the continued perfection and priority of Agent’s security interest hereunder in any of the Collateral and of the preservation of its rights therein.
          (k) Pledgor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Pledgor under this Agreement or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number and organizational number of Pledgor; provided that this clause (k) shall not act as an authorization by Pledgor to the filing of any financing statement (or amendment to any financing statement) that provides for a description of collateral without regard to the Collateral Exclusion unless and until a Material Possible Default or an Event of Default has occurred and is continuing, and any description of collateral contained in any such financing statement shall be consistent with the Collateral Exclusion provided for above, but shall not prohibit the filing of any financing statement that amends or modifies the description of the Collateral in any such initial financing statement to the extent such description of Collateral is amended or modified in connection with any updated information provided pursuant to Section 7.05(e)(ii) or Section 7.05(i) of the Credit Agreement or Section 6(i)(A) or (B) of this Agreement.
          (l) The transactions contemplated by this Agreement do not violate and do not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933, as amended, the Exchange Act, and any and all rules and regulations promulgated thereunder or any similar federal, state or local law, rule, regulation or orders (collectively, the “Applicable Law”) hereafter enacted or analogous in effect, as the same are amended and in effect from time to time (hereinafter referred to collectively as the “Securities Laws”). Pledgor shall at all times comply in all material respects with the Securities Laws as the same pertain to all or any portion of the Collateral or any of the transactions contemplated by this Agreement.
          (m) Other than any Collateral which (i) is dealt in or traded on a securities exchange or in a securities market, (ii) is an “investment company security” (as defined in Section 8-103(b) of the UCC or the equivalent thereof), (iii) contains terms that expressly provide that it is a security governed by Article 8 of the Uniform Commercial Code of any jurisdiction or (iv) is held in or credited to a securities account, in each case as of the date of this Agreement or delivered to Pledgor after the date hereof in connection with any settlement of a bankruptcy claim against a tenant or, as to the characteristics identified under items (iii) or (iv) of this clause (m), as may be required in connection with the consummation of a permitted financing, Pledgor shall not permit any Collateral to possess any of the foregoing characteristics without the prior written consent of Agent. Other than Collateral that may be represented by a certificate as of the date of this Agreement or that represents Equity Interests in a corporation, or as may be required in connection with the consummation of a permitted financing, Pledgor shall not permit any Collateral to be represented by a certificate without the prior written consent of Agent, and to the extent any Collateral is or becomes to be so represented by a certificate, Pledgor shall (to the extent not required to be delivered to any other Person in connection with any such permitted financing) hold such certificates as bailee for the benefit of the Agent and the Banks and upon the occurrence of a Material Possible Default or an Event of Default deliver such certificates to Agent as otherwise required by this Agreement.
     6. General Covenants. Pledgor covenants and agrees that, so long as this Agreement is continuing:
          (a) Subject to Section 6(i) below, Pledgor shall not, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, directly or indirectly or by operation of law, transfer, assign, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral, other than pursuant to a transaction permitted under the Credit Agreement or the Guaranty.
          (b) Pledgor shall at all times defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral adverse to Agent’s interest in the Collateral as granted hereunder.
          (c) Pledgor shall perform all of its material duties, responsibilities and obligations (x) under each of the Organizational Agreements of each Company the Equity Interests in which and the Distributions in respect of which are pledged as Collateral (a “Pledged Company”) and of which Pledgor is a member, partner, shareholder or other equity holder and (y) with respect to the Collateral, and Pledgor shall cause each other Pledged Company which owns an interest in any other Pledged Company to perform all of its material duties, responsibilities and obligations under each of the Organizational Agreements of the applicable Company of which such Company is a member, partner, shareholder or other equity holder; provided that Pledgor and any such Company shall not be required to perform any such duties, responsibilities or obligations under any joint venture agreement with an unrelated third party to the extent the performance of same by Pledgor or such Company shall be contested in good faith and by appropriate proceedings, except to the extent maintaining such contest could reasonably be expected to result in a loss or forfeiture of all or any part of the Collateral or potential Collateral.
          (d) Upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, Pledgor shall, at the request of Agent, promptly take such actions as Agent may reasonably require to enforce or cause to be enforced the terms of any of the Organizational Agreements of any Pledged Company in which Pledgor has an ownership interest or any other contract, agreement or instrument included in, giving rise to, creating, establishing, evidencing or relating to the Collateral or to collect or enforce any claim for payment or other right or privilege assigned to Agent, for the benefit of the Banks, hereunder.
          (e) If any amounts are due Pledgor from any of the Pledged Companies to Pledgor, including, without limitation, any amounts in respect of Distributions payable to Pledgor in the future, and the obligations to pay or repay such amount is to be evidenced by a separate document or instrument, then as evidence of such obligations, Pledgor shall, upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, cause such Company to issue to Pledgor, as the evidence of any such obligations of such Company to pay Distributions to Pledgor in the future, a promissory note, which note shall (i) at the request of Agent, bear the legend attached hereto as Exhibit “C” and provide that all payments due under such promissory note are to be paid and applied as provided in this Agreement until the Obligations are paid in full and Agent and the Banks have no further obligation to make any advances or other extensions of credit under the Credit Agreement, or until this Agreement is otherwise terminated as provided herein and (ii) be delivered to Agent as required by Section 5(g) of this Agreement. No other evidence of such obligations shall be executed by such Company to Pledgor.
          (f) Upon the occurrence and during the continuance of any Material Possible Default or Event of Default, Pledgor shall, immediately upon receipt, forward to Agent duplicate copies of any and all notices of default under any of the Organizational Agreements of any Pledged Company in which Pledgor is a member, partner, shareholder or other equity holder or of any failure by Pledgor to perform any obligation under any of such Organizational Agreements.
          (g) Upon the occurrence and during the continuance of any Material Possible Default or Event of Default, Pledgor shall promptly deliver to Agent (i) such documents and reports respecting the Collateral or potential Collateral in such form and detail as Agent may reasonably request, (ii) copies, certified by a Senior Officer of the Pledgor as being true, complete and correct, of (x) all Organizational Documentation and originals of any and all certificates representing the Equity Interests in the Companies, together with appropriately completed and executed powers and (y) all Project/Mezzanine Loan Documentation to which any Company (or any Subsidiary of such Company) is a party, by which it may be bound or which may, by its terms, restrict or limit the ability of the Pledgor to pledge as collateral any of the direct or indirect, economic or beneficial interests in such Company, (iii) an acknowledgement from each Company in form and substance satisfactory to Agent acknowledging the pledge of the Equity Interests in such Company and (iv) such other documents, agreements, instruments, reports and certificates as Agent shall reasonably request for purposes of more specifically identifying the Collateral (and the extent to which the Collateral Exclusion may apply) and/or preserving, protecting and/or enforcing it rights and remedies with respect to any such Collateral (the items described in clauses (g)(i)-(iv) above being hereinafter referred to as the “Due Diligence Materials”). Furthermore, Pledgor acknowledges and agrees that, at any time upon the occurrence and during the continuance of any Material Possible Default or Event of Default, and in any event following delivery to Agent of any updated information pursuant to Section 7.05(e)(ii) or Section 7.05(i) of the Credit Agreement, Agent may unilaterally amend or supplement Exhibits “A” and “B” attached hereto (including, without limitation, any amendment or supplement as may be necessary as a result of the operation of Section 6(i) of this Agreement) to reflect the Collateral granted or intended to be granted hereby (as to the items shown on Exhibit “A” hereto) and to update the list of Property Owning Entities on Exhibit “B” hereto and, at the cost and expense of Pledgor, conduct UCC searches and file such UCC financing statements as Agent may deem necessary to establish, preserve, protect and enforce the Collateral, the perfection and priority of Agent’s interest, for the benefit of the Banks, therein and its rights in and to such Collateral.
          (h) Anything herein to the contrary notwithstanding, (i) Pledgor shall remain liable under each of the Organizational Agreements of each Company in which Pledgor is a member, partner, shareholder or other equity holder and all other contracts, agreements and instruments included in, giving rise to, creating, establishing, evidencing or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations (including, without limitation, any obligation to make capital contributions or provide other funds to such entities) to the same extent as if this Agreement had not been executed, (ii) the exercise by Agent of any of its rights hereunder shall not release Pledgor from any of its duties or obligations under any of such Organizational Agreements or any such contracts, agreements and instruments, and (iii) neither Agent nor any of the Banks shall have any obligation or liability under any of such Organizational Agreements or any such contract, agreement or instrument by reason of this Agreement, nor shall Agent or any of the Banks be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment or other right or privilege assigned to Agent hereunder.
          (i) Pledgor shall not permit to become effective in any document, agreement, permit, lease or license relating to any Collateral or potential Collateral a provision that would prohibit or limit the creation of a Lien on such property in favor of Agent, for the benefit of the Banks (any such provision a “Restriction on Transfer”), except to the extent such Restriction on Transfer is entered into or put in place in connection with a transaction permitted by Section 8.04 or 8.11 of the Credit Agreement or is otherwise permitted under Section 8.05 of the Credit Agreement; provided, that Pledgor shall (and shall cause its Subsidiaries to) endeavor to enter into (x) Project/Mezzanine Loan Documentation in connection with any modification, incurrence or assumption of Indebtedness permitted by Section 8.04 or 8.11 of the Credit Agreement and (y) Organizational Documentation, in each case that permits the best possible lien and security interest in the ownership interests (or such portion thereof) of the Companies in favor of Agent and the Banks (it being understood and agreed that this clause (i) does not require Pledgor to provide Agent with any second or lesser priority lien on any collateral pledged in connection with any such modification, incurrence or assumption of such permitted Indebtedness). In furtherance of the foregoing, Pledgor covenants and agrees as follows:
               (A) to the extent there has occurred any acquisition or creation of a direct Subsidiary by Pledgor or any Property Owning Entity, Pledgor hereby authorizes Agent, following delivery to Agent of any updated information pursuant to Section 7.05(e)(ii) or Section 7.05(i) of the Credit Agreement, to (1) unilaterally amend or supplement Exhibit “A” attached hereto in order to grant to Agent, for the benefit of the Banks, and subject to the Collateral Exclusion, a first priority lien on and security interest in the Equity Interests of such Subsidiary owned by Pledgor (and/or the related Distributions) and file any financing statements (including any amendments to existing financing statements) as Agent may deem necessary to establish, preserve, protect and enforce the perfection and priority of Agent’s and the Banks’ interest in, and its rights in and to, such Collateral, and (2) amend or supplement Exhibit “B” attached hereto to reflect any changes in Property Owning Entities; or
               (B) upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, in connection with any refinancing, prepayment or repayment of any indebtedness of any Subsidiary, whether or not secured by any real estate, which removes or terminates (without replacing) any Restriction on Transfer or does not prohibit the granting of any pledge of or security interest in the Equity Interests in such Subsidiary (and/or the related Distributions), Pledgor shall (or shall cause such Subsidiary to) promptly execute and deliver such documents, instruments, agreements and certificates as Agent may reasonably request, including any amendments to or additional Security Documents, in order to grant to Agent, for the benefit of the Banks, a first priority lien on and security interest in as much of such Equity Interests and/or Distributions (or such portion thereof) as may be granted by Pledgor.
          (j) Upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, Pledgor shall cause each Pledged Company or such Company’s respective Subsidiaries (subject to the terms of any Project/Mezzanine Loan Documentation and any Organizational Documentation related to a joint venture arrangement with an unrelated third party which contains any provision that would prohibit or limit the same) to promptly distribute to Pledgor (but not less frequently than once each calendar quarter, unless otherwise approved by Agent; provided that any amounts distributable to Pledgor as a result of a sale or other disposition of any property or asset of such Company or Subsidiary or the refinancing of any indebtedness relating thereto shall be distributed to Pledgor as promptly as possible), whether in the form of dividends, distributions or otherwise, Pledgor’s pro rata share of all profits, proceeds or other income relating to or arising from such Company’s or such Subsidiary’s use, operation, financing, refinancing, sale or other disposition of its assets and properties after (i) the payment by such Company or such Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (ii) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Company’s or Subsidiary’s assets and properties approved by such Company or Subsidiary in the course of its business consistent with its past practices.
     7. Substitution, Exchanges, Additional Interest.
     If Pledgor shall at any time be entitled to receive or shall receive any certificate or other property, option or right, upon, in respect of, as an addition to, or in substitution or exchange for any of the Collateral, whether for value paid by Pledgor or otherwise, Pledgor agrees that the same shall be deemed to be Collateral as the same may be limited by the Collateral Exclusion and, to the extent Agent determines in its sole discretion that delivery is necessary to perfect or maintain perfection of its security interest therein, shall, upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, be delivered directly to Agent at Agent’s request, in each case accompanied by proper instruments of assignment and powers duly executed by Pledgor in such a form as may be required by Agent, to be held by Agent for the benefit of the Banks subject to the terms hereof, as further security for the Obligations (except as otherwise provided herein with respect to the application of the foregoing to the Obligations). If following the occurrence and during the continuance of a Material Possible Default or an Event of Default, Pledgor receives any of the foregoing directly, Pledgor agrees to hold such property in trust for the benefit of Agent and the Banks, and to promptly surrender such property to Agent. In the event that Pledgor purchases or otherwise acquires or obtains any additional interest in any Pledged Company or any rights or options to acquire such interest, all rights to receive profits, proceeds, accounts, income, dividends, distributions or other payments as a result of such additional interest, rights and options shall automatically be deemed to be a part of the Collateral, as the same may be limited by the Collateral Exclusion. All certificates, if any, representing such interests shall be held by Pledgor (to the extent not required to be delivered to any other Person in connection with any mezzanine financing permitted under the Loan Documents), and, upon the occurrence and during the continuance of a Material Possible Default or an Event of Default, be promptly delivered to Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any such interest, duly executed in blank.
     8. Events of Default. The occurrence of any of the following shall be an “Event of Default”:
          (a) Any warranty, representation or statement made, deemed made or repeated by or on behalf of Pledgor in this Agreement proves untrue or misleading in any material respect when made, deemed to have been made or repeated;
          (b) Pledgor shall fail to duly and fully comply with any covenant, condition or agreement in Section 6(a), 6(e), 6(f), 6(i) or (to the extent the proviso in Section 8(c) of this Agreement eliminates the notice and cure period provided therein) 7 of this Agreement;
          (c) Pledgor shall fail, or Pledgor shall fail to cause any other Person, to duly and fully comply with any covenant, condition or agreement of this Agreement (other than those specified in subsection (b) above) and such failure is not cured within thirty (30) days (or, in the case of any failure to comply with any provision of Section 7 of this Agreement, fifteen (15) days; provided that the fifteen (15) day notice and cure period shall only apply to the extent there is no Material Possible Default existing at the time of such failure or at any time during such fifteen (15) day period) after the giving of written notice thereof to Pledgor by Agent that the specified default is to be remedied;
          (d) The occurrence of an Event of Default as defined in any of the other Loan Documents;
          (e) Any amendment to or termination of a financing statement covering any of the Collateral and naming Pledgor as debtor and Agent, as secured party for the benefit of the Banks, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the insistence, request or urging of Pledgor or by, or caused by, or at the insistence, request or urging of any principal, shareholder or officer of Pledgor without the prior written consent of Agent; or
          (f) Any amendment to or termination of a financing statement covering any of the Collateral and naming Pledgor as debtor and Agent as secured party for the benefit of the Banks, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Agent or Agent’s counsel without the prior written consent of Agent and the effect of such filing is not completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Pledgor thereof.
     9. Remedies.
          (a) Upon the occurrence and during the continuance of any Event of Default, Agent may take any action deemed by Agent to be necessary or appropriate to the enforcement of the rights and remedies of Agent under this Agreement and the other Loan Documents, including, without limitation, the exercise of its rights and remedies with respect to any or all of the Collateral. The remedies of Agent shall include, without limitation, all rights and remedies specified in this Agreement and the other Loan Documents, all remedies of Agent under applicable general or statutory law, and the remedies of a secured party under the UCC, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted. Any notice required by law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given if given in the manner prescribed for the giving of notice herein, and, in the case of any notice of disposition, if given at least ten (10) days prior to such disposition. Agent may require Pledgor to assemble the Collateral and make it available to Agent at any place to be designated by Agent which is reasonably convenient to both parties. It is expressly understood and agreed that Agent shall be entitled to dispose of the Collateral at any public or private sale or sales, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except such notice as is otherwise required under this Agreement) of any kind, all of which are expressly waived, and that Agent, for the benefit of the Banks, shall be entitled to bid and purchase at any such sale. To the extent the Collateral consists of marketable securities, Agent shall not be obligated to sell such securities for the highest price obtainable, but may sell them at the market price available on the date of sale. Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of Pledgor. In the event that any consent, approval or authorization of any governmental agency or commission will be necessary to effectuate any such sale or sales, Pledgor shall execute all such applications or other instruments as Agent may deem reasonably necessary to obtain such consent, approval or authorization. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any account debtor or obligor with respect to the Collateral to make payment directly to Agent for the benefit of the Banks, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral as Agent may determine whether or not the Obligations or the Collateral are due, and for the purpose of realizing Agent’s and the Banks’ rights therein, Agent may receive, open and dispose of mail addressed to Pledgor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf and in the name of Pledgor, as its attorney in fact. In addition, upon the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably designates and appoints Agent its true and lawful attorney-in-fact either in the name of Agent or Pledgor to (i) sign Pledgor’s name on any Collateral, drafts against account debtors, assignments, proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, notice of lien, claim of lien or assignment or satisfaction of lien, or financing statement or continuation statement under the UCC; (ii) send verifications of accounts receivable to any account debtor; (iii) exercise any Voting Rights (as defined below) and other rights as provided in Section 9(d) below; and (iv) in connection with a transfer of the Collateral as described above, sign in Pledgor’s name any documents necessary to transfer title to the Collateral to Agent, for the benefit of the Banks, or any third party. All acts of said attorney in fact are hereby ratified and approved and Agent shall not be liable for any mistake of law or fact made in connection therewith. This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Obligations. All remedies of Agent shall be cumulative to the full extent provided by law, all without liability except to account for property actually received, but Agent shall have no duty to exercise such rights and shall not be responsible for any failure to do so or delay in so doing. Pursuit by Agent of certain judicial or other remedies shall not abate or bar other remedies with respect to the Obligations or to other portions of the Collateral. Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Obligations. In the event that any transfer tax, deed tax, conveyance tax or similar tax is payable in connection with the foreclosure, conveyance in lieu of foreclosure or otherwise of the Equity Interests or other Collateral, Pledgor shall pay such amount to Agent upon demand and if Pledgor fails to pay such amount on demand, Agent may advance such amount on behalf of Pledgor and the amount thereof shall become a part of the Obligations and bear interest at the default rate provided for in Section 4.05 of the Credit Agreement (the “Default Rate”) until paid.
          (b) If Pledgor fails to perform any agreement or covenant contained in this Agreement following the occurrence and during the continuance of a Material Possible Default or an Event of Default, Agent may itself perform, or cause to be performed, any agreement or covenant of Pledgor contained in this Agreement which Pledgor shall fail to perform, and the cost of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including reasonable attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Pledgor upon demand and shall constitute a part of the Obligations and shall bear interest at the Default Rate.
          (c) Whether or not an Event of Default has occurred and whether or not Agent is the absolute owner of the Collateral, Agent may take such action as Agent may deem necessary (which action, if taken prior to any Event of Default, must be deemed reasonably necessary by Agent, and Agent shall give Pledgor at least five (5) days prior notice before taking any such action, unless Agent determines that such action is necessary in order to avoid any loss or forfeiture of the Collateral) to protect the Collateral or potential Collateral or its security interest, for the benefit of the Banks, therein, Agent being hereby authorized to pay, purchase, contest and compromise any Lien which in the reasonable judgment of Agent appears to be prior or superior to its security interest, for the benefit of the Banks, in the Collateral (other than any Lien permitted by Section 8.05 of the Credit Agreement), and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorney’s fees. Any such advances made or expenses incurred by Agent shall be deemed advanced under the Loan Documents, shall increase the indebtedness evidenced and secured thereby, shall be payable upon demand and shall bear interest at the Default Rate.
          (d) Any certificates or securities held by Agent, for the benefit of the Banks, as Collateral hereunder may, at any time following the occurrence and during the continuance of an Event of Default, and at the option of Agent, be registered in the name of Agent or its nominee, for the benefit of the Banks, endorsed or assigned in blank or in the name of any nominee and Agent may deliver any or all of the Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations or transfer or for such other purposes in furtherance of this Agreement as Agent may deem desirable. While no Event of Default has occurred and is continuing and at any time after the occurrence of an Event of Default but prior to the Agent notifying Pledgor of the termination of Pledgor’s voting rights, Pledgor shall retain the right to vote any of the Collateral, as applicable, or exercise membership, partnership, shareholder or other equity holder rights, as applicable, in a manner not inconsistent with the terms of this Agreement and the other Loan Documents, and Agent hereby grants to Pledgor its proxy to enable Pledgor to so vote any of the Collateral or exercise such membership, partnership, shareholder or other equity holder rights, as applicable (except that Pledgor shall not have any right to exercise any such power if the exercise thereof would violate or result in a violation of any of the terms of this Agreement or any of the other Loan Documents). At any time after the occurrence and during the continuance of any Event of Default, Agent or its nominee, for the benefit of the Banks, shall, upon notice to Pledgor, have the sole and exclusive right to give all consents, waivers and ratifications in respect of the Collateral and exercise all voting and other membership, partnership, shareholder, management, approval or other rights at any meeting of the members, partners, shareholders or other equity holders of the Companies pledged as Collateral, (and the right to call such meetings) or otherwise (and to give written consents in lieu of voting thereon) (collectively, the “Voting Rights”), and exercise any and all rights of conversion, exchange and subscription or any of the rights, privileges or options pertaining to the Collateral and otherwise act with respect thereto and thereunder as if Agent or its nominee were the absolute owner thereof (all of such rights of Pledgor ceasing to exist and terminating upon the occurrence and during the continuance of an Event of Default and the delivery of such notice to Pledgor) including, without limitation, the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or the readjustment of the issuer thereof, all without liability except to account for property actually received and in such manner as Agent shall determine in its sole and absolute discretion, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in so doing. In addition to the foregoing, for so long as Pledgor shall have the right to vote the Collateral during the continuation of an Event of Default, Pledgor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to the Collateral owned by it which would adversely affect the rights of Agent and the Banks or the value of such Collateral or that would be inconsistent with or result in a violation of any provision of the Credit Agreement or any other Loan Document. The exercise by Agent of any of its rights and remedies under this paragraph shall not be deemed a disposition of collateral under Article 9 of the UCC nor an acceptance by Agent of any of the Collateral in satisfaction of the Obligations.
          (e) Upon the written demand of Agent following the occurrence of and during the continuance of an Event of Default, Pledgor shall deliver or cause to be delivered to Agent or Agent’s designee all books, records, contracts, documents, files and other correspondence relating to each Pledged Company, any other Person in which any such Company has an ownership interest, or any other property owned by any such Company or such other Person.
          (f) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any reference in this Agreement or any other Loan Document to “the continuance of a default” or “the continuance of an Event of Default” or any similar phrase shall not create or be deemed to create any right of Pledgor or any other party to cure any default following the expiration of any applicable grace or notice and cure period.
     10. Duties of Agent. The powers conferred on Agent hereunder are solely to protect its and the Banks’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent’s duty with reference to the Collateral shall be solely to use slight care in the custody and preservation of the Collateral, which shall not include any steps necessary to preserve rights against prior parties and to use such care in the custody of Collateral in the possession of Agent as is accorded to other personal property of the same type as the Collateral in the possession of Agent. Agent shall have no responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.

     11. Indemnification. It is specifically understood and agreed that this Agreement shall not operate to place any responsibility or obligation whatsoever upon Agent or any of the Banks, or cause Agent or any of the Banks to be, or to be deemed to be, a member, partner, shareholder or other equity holder in any of the Companies and that in accepting this Agreement, Agent and the Banks neither assume nor agree to perform at any time whatsoever any obligation or duty of Pledgor relating to the Collateral or under any of the Organizational Agreements or any other mortgage, indenture, contract, agreement or instrument to which any of the Companies is a party or to which any of them is subject, all of which obligations and duties shall be and remain with and upon Pledgor.
     12. Security Interest Absolute. All rights of Agent and the Banks, and the security interests hereunder, and all of the obligations secured hereby, shall be absolute and unconditional, irrespective of:
          (a) Any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;
          (b) Any change in the time (including the extension of the maturity date of the Note), manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;
          (c) Any exchange or release of, or nonperfection or impairment of any security interest in or lien on, any other collateral for the Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Obligations; or
          (d) Any other circumstance (other than payment of the Obligations in full) that might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party for the Obligations or any part thereof.
     13. Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by Agent (acting with therequisite consent of the Banks as provided in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of Agent to exercise any right, power or remedy hereunder accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Agreement to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. Failure on the part of Agent or any Bank to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent of Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. Pledgor hereby waives to the extent permitted by law all rights which Pledgor has or may have under and by virtue of the UCC and any federal, state, county or municipal statute, regulation, ordinance, constitution or charter, now or hereafter existing, similar in effect thereto providing any right of Pledgor to notice and to a judicial hearing prior to seizure by Agent of any of the Collateral. Pledgor hereby waives and renounces for itself, its successors and assigns, presentment, demand, protest, advertisement or notice of any kind (except for any notice required by law or the Loan Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or which may hereafter be provided by the Constitution and laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Agreement and the collection of any of the Obligations.
     14. Continuing Security Interest; Transfer of Note; Release of Collateral. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations and the Banks have no further obligation to make any advances or issue letters of credit under the Credit Agreement, (b) be binding upon Pledgor and its permitted successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and the Banks and their respective successors, transferees and assigns. Upon the indefeasible payment in full of the Obligations and the termination or expiration of any obligation of the Banks to make further advances or issue letters of credit under the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Agent will, at Pledgor’s expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. In addition to the foregoing, in connection with any sale of any asset of Pledgor or any Company, or modification or incurrence of project level or mezzanine level Indebtedness permitted by the Credit Agreement, Agent shall, so long as no Event of Default has occurred and is continuing, execute and deliver any partial release of the applicable Collateral or potential Collateral reasonably requested by Pledgor, such release to be in form and substance reasonably satisfactory to Agent and delivered upon receipt by Agent of evidence reasonably satisfactory to Agent of an applicable Restriction on Transfer.
     15. Modifications, Etc. Pledgor hereby consents and agrees that Agent and the Banks may at any time and from time to time, without notice to or further consent from Pledgor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Obligations; substitute for any Collateral so held by it, other collateral of like kind; agree to modification of the terms of the Loan Documents; extend or renew the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder and for any period of time; release any guarantor, endorser or any other person or entity liable with respect to the Obligations; or take or fail to take any action of any type whatsoever; and no such action which Agent and the Banks shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Obligations or for the performance of any obligations or undertakings of Pledgor, nor any course of dealing with Pledgor or any other person, shall release Pledgor’s obligations hereunder, affect this Agreement in any way or afford Pledgor any recourse against Agent or any Bank; provided that nothing contained in this paragraph shall operate as a waiver of any right Pledgor has under the Loan Documents to approve of or consent to any amendment or other modification to any Loan Document.
     16. Securities Act. In view of the position of Pledgor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Laws or the Organizational Agreements of the Companies included in the Collateral with respect to any disposition of the Collateral permitted hereunder. Pledgor recognizes that the Organizational

Agreements of the Companies included in the Collateral may limit transfers of the Equity Interests and the admission of substitute shareholders, members, partners or other equity holders in the Companies included in the Collateral. Pledgor understands that compliance with the Securities Laws and the Organizational Agreements might very strictly limit the course of conduct of Agent if Agent were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Agent in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. Pledgor recognizes that in light of the foregoing restrictions and limitations Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof and who are able to satisfy any conditions or requirements set forth in the Organizational Agreements or the Securities Laws and Agent may sell the Collateral in parcels and at such times and to such Persons as Agent may reasonably determine is necessary to comply with such conditions or requirements. Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, Agent in its sole and absolute discretion may, in accordance with Applicable Law and the Organizational Agreements, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws, (b) approach and negotiate with a single potential purchaser to effect such sale and (c) sell the Collateral in parcels and at such times and to such Persons as Agent may reasonably determine is necessary to comply with such conditions and requirements. Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, Agent and the Banks shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached or if all the Collateral were sold at a single sale. Pledgor further agrees that any sale or sales by Agent of the Collateral made as provided in this paragraph shall be commercially reasonable. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Agent sells. Agent and the Banks shall not be liable to Pledgor for any loss in value of the Collateral by reason of any delay in the sale of the Collateral.
     17. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF OHIO EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION (OTHER THAN PERFECTION OF A SECURITY INTEREST IN ANY CERTIFICATE EVIDENCING COLLATERAL (TO THE EXTENT REQUIRED TO BE DELIVERED TO AGENT HEREUNDER) BY CONTROL THEREOF, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH CERTIFICATE IS LOCATED) AND FORECLOSURE OF SECURITY INTERESTS AND LIENS, AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL, WHICH MATTER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO.

     18. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in referred to as a “Notice”) must be in writing and shall be deemed to have been properly given or served if given in the manner prescribed in the Credit Agreement if given to Pledgor.
     19. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
     20. Entire Agreement. THIS AGREEMENT INTEGRATES ALL THE TERMS AND CONDITIONS MENTIONED HEREIN OR INCIDENTAL HERETO AND SUPERSEDES ALL ORAL REPRESENTATIONS AND NEGOTIATIONS AND PRIOR WRITINGS WITH RESPECT TO THE SUBJECT MATTER HEREOF.
     21. Miscellaneous. Time is of the essence of this Agreement. Title or captions of paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Agreement shall involve transcending the limit of validity presently prescribed by applicable law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, Pledgor and Agent have executed this Agreement under seal on the date first above written.

PLEDGOR: FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation

By:	/s/ Robert G. O’Brien
Name: Robert G. O’Brien
Title: Executive Vice President

[SEAL]

AGENT: KEYBANK NATIONAL ASSOCIATION, as Agent for the Banks

By:	/s/ Joshua K. Mayers
	Title:	Joshua K. Mayers
Vice President

EXHIBIT “A”
COMPANIES
(see attached)
EXHIBIT “A” — Page 1

Exhibit A to Pledge Agreement
FCRPC Active Subs

	% Interest Directly		Jurisdiction
Company	Held by FCRPC	Date Acquired	Code	Entity Type
Artus Inc.	100	2/2/1981	OH	Corporation
Ballston Common Associates, L.P.	50	4/30/1994	DE	Limited Partnership
Ballston Development Corporation	100	3/28/1984	OH	Corporation
Boulevard Mall Expansion, L.L.C.	50	9/11/1997	NY	Limited Liability Company
Boulevard Mall SPE, LLC	49.5	9/13/2006	DE	Limited Liability Company
Boulevard Mall, L.L.C.	49.5	11/20/1997	NY	Limited Liability Company
Boulevard Towers LLC	1	12/15/1998	NY	Limited Liability Company
Brookpark Land Investment, Inc.	100	11/22/1995	OH	Corporation
Camelot Apartments, LLC	50	3/26/2001	OH	Limited Liability Company
Canton Centre Mall Limited Partnership	89	12/20/2000	OH	Limited Partnership
Center Courtland, Inc.	100	8/2/1988	OH	Corporation
Chagrin Office Building, L.L.C.	66.6667	10/13/1998	OH	Limited Liability Company
Chapel Hill Apartments, Ltd.	100	6/11/2007	OH	Limited Liability Company
Chapel Hill Mall, Ltd.	80	6/15/2007	OH	Limited Liability Company
Chestnut Lake Apartments Limited Partnership	49	3/1/1994	OH	Limited Partnership
Clarkwood Apartments Ltd.	50	1/4/1996	OH	Limited Liability Company
F. C. Billboard, Inc.	100	3/24/1995	PA	Corporation
F. C. Canton Centre, Inc.	100	3/3/1994	OH	Corporation
F. C. Fairmont, L.L.C.	85	2/1/2002	OH	Limited Liability Company
F. C. Laurels Limited Partnership	99	9/26/1995	IL	Limited Partnership
F. C. Liberty, Inc.	100	4/25/1995	PA	Corporation
F. C. Regency Club Limited Partnership	99	3/24/1994	NJ	Limited Partnership
F. C. Rolling Acres, Inc.	100	3/3/1994	OH	Corporation
F. C. Southridge Corp.	100	9/11/1986	OH	Corporation
F.C. Fireland, Inc.	100	9/3/1985	OH	Corporation
F.C. Member, Inc.	100	1/17/1997	NY	Corporation
F.C. Short Pump Land Investment, Inc.	100	6/27/1996	VA	Corporation
F.C. Stonecrest Land Investment, Inc.	100	5/15/1997	GA	Corporation
F.C. Stonecrest Mall, Inc.	100	5/15/1997	GA	Corporation
F.C. Temecula, Inc.	100	7/21/1997	CA	Corporation
F.C. Webster, LLC	100	7/18/2001	OH	Limited Liability Company
F.C. Westland, LLC	100	7/18/2001	OH	Limited Liability Company
F.C. Whiteacres LLC	2	7/13/2005	OH	Limited Liability Company
FC 45/75 Sidney, Inc.	100	6/20/1997	MA	Corporation
FC 8 South, Inc.	100	6/12/2001	NY	Corporation
FC 816-818 Mission Street, LLC	100	7/28/2008	DE	Limited Liability Company

Exhibit A to Pledge Agreement
FCRPC Active Subs

	% Interest Directly		Jurisdiction
Company	Held by FCRPC	Date Acquired	Code	Entity Type
FC Bellevue Associates Limited Partnership	99	2/24/1997	WA	Limited Partnership
FC Emerald Park, Inc.	100	7/9/1997	OH	Corporation
FC LH, Inc.	100	2/6/1996	OH	Corporation
FC Manhattan, Inc.	100	11/15/2001	KS	Corporation
FC Master Associates III, Inc.	100	7/25/2006	NY	Corporation
FC Northern Boulevard, Inc.	100	4/29/1996	NY	Corporation
FC Pacific, Inc.	100	12/26/1995	NY	Corporation
FC Pittsburgh, Inc. (fka Harrah’s Pittsburgh Investment Company, Inc.)	100	11/13/1997	NV	Corporation
FC University Park II, Inc.	100	10/17/1996	MA	Corporation
FC/ACACIA, Inc.	50	3/31/1998	OH	Corporation
FC/Niasher, Inc.	50	12/4/1997	NY	Corporation
FCRPC/Niasher, Inc.	50	11/20/2006	NY	Corporation
First Forest City Brookline Street, Inc.	100	12/31/1991	MA	Corporation
First New York Management Company, Inc.	100	10/20/1987	NY	Corporation
Forest Bay, Inc.	100	6/7/1978	OH	Corporation
Forest City 42nd Street, Inc.	100	9/8/1995	NY	Corporation
Forest City 64 Sidney Street, Inc.	100	12/1/1988	OH	Corporation
Forest City American European Company, Ltd.	50	1/6/1997	OH	Limited Liability Company
Forest City Antelope Valley, Inc.	100	12/11/1987	OH	Corporation
Forest City B.U.G. Building, Inc.	100	11/24/1986	NY	Corporation
Forest City Bluffside Corporation	100	3/8/1985	OH	Corporation
Forest City Bruckner, Inc.	100	6/20/1995	NY	Corporation
Forest City California Commercial Construction, Inc.	100	2/18/1988	CA	Corporation
Forest City California Leasing, Inc.	100	10/22/1992	CA	Corporation
Forest City Cambridge, Inc.	100	3/5/1984	OH	Corporation
Forest City Central Station, Inc.	100	6/12/1989	OH	Corporation
Forest City Commercial Construction Co., Inc.	100	2/23/1987	OH	Corporation
Forest City Commercial Group, Inc.	100	10/30/1997	OH	Corporation
Forest City Commercial Holdings, Inc.	100	3/24/1995	NY	Corporation
Forest City Commercial Management, Inc.	100	2/1/1985	OH	Corporation
Forest City Development California, Inc.	100	6/4/1986	CA	Corporation
Forest City East Coast, Inc.	100	5/8/1989	NY	Corporation
Forest City Ely, Inc.	100	3/11/1996	NY	Corporation
Forest City Felix, Inc.	100	12/17/1996	NY	Corporation
Forest City Finance Corporation	100	6/2/1988	OH	Corporation
Forest City Flatbush, Inc.	100	3/25/1996	NY	Corporation

Exhibit A to Pledge Agreement
FCRPC Active Subs

	% Interest Directly		Jurisdiction
Company	Held by FCRPC	Date Acquired	Code	Entity Type
Forest City Fulton Street Building, Inc.	100	3/14/1989	NY	Corporation
Forest City Galaxy, Inc.	100	3/7/1994	NV	Corporation
Forest City Grand Avenue, Inc.	100	6/26/1996	NY	Corporation
Forest City Grant Liberty Associates	99	12/15/1983	PA	Limited Partnership
Forest City International Plaza Corp.	100	9/2/1981	OH	Corporation
Forest City Mercy Campus, Inc.	100	6/21/2005	OH	Corporation
Forest City Metrotech Corp.	100	9/30/1985	OH	Corporation
Forest City N. Y., Inc.	100	3/9/1989	NY	Corporation
Forest City N.Y. Group, Inc.	100	7/22/1998	NY	Corporation
Forest City Park Manor, Inc.	100	11/18/1987	OH	Corporation
Forest City Peripheral Land, Inc.	100	8/24/1989	DE	Corporation
Forest City Pierrepont, Inc.	100	6/25/1985	NY	Corporation
Forest City Pittsburgh Land, Inc.	100	8/24/1989	DE	Corporation
Forest City Residential Group, Inc.	100	3/5/1997	OH	Corporation
Forest City Richmond, Inc.	100	5/7/1996	NY	Corporation
Forest City Robinson Mall, Inc.	100	8/24/1989	DE	Corporation
Forest City S.I.A.C. Building, Inc.	100	11/24/1986	NY	Corporation
Forest City San Vicente Corp.	100	6/5/1979	OH	Corporation
Forest City Sound View Associates	99	1/16/1979	CT	Limited Partnership
Forest City Station Square, Inc.	100	5/19/1994	PA	Corporation
Forest City Tech Place, Inc.	100	3/1/1993	NY	Corporation
Forest City Tilden, Inc.	100	7/7/1993	NY	Corporation
Forest City Waring, Inc.	100	3/7/1996	NY	Corporation
Forest City Washington, Inc.	100	6/13/2002	DC	Corporation
Forest City Sustainable Resources, LLC	100	11/10/2009	OH	Limited Liability Company
Franklin Town Towers Associates	99	5/21/1997	PA	Limited Partnership
GG Natural Gas, LLC	50	1/24/2008	OH	Limited Liability Company
Golden Gate Shopping Center, LTD.	50	11/1/1999	OH	Limited Liability Company
Granada Apartments Ltd.	50	1/4/1996	OH	Limited Liability Company
HAI/FCD Partnership	99	1/1/1978	CA	General Partnership
Halle Garage Investments, LLC	100	7/31/2009	OH	Limited Liability Company
Halle Investments, LLC	100	7/20/2009	OH	Limited Liability Company
Hamptons Apartments, L.L.C.	50	3/31/1998	OH	Limited Liability Company
In Town Hotels, Inc.	100	1/31/1980	OH	Corporation
In Town Parking, Inc.	100	4/13/1982	OH	Corporation
In Town Shopping Center, Inc.	100	6/2/1981	OH	Corporation

Exhibit A to Pledge Agreement
FCRPC Active Subs

	% Interest Directly		Jurisdiction
Company	Held by FCRPC	Date Acquired	Code	Entity Type
Independence Place Associates, L.L.C.	50	5/12/1999	OH	Limited Liability Company
Kentucky Properties Company, LLC	50	4/11/2001	KY	Limited Liability Company
Liberty Hill Apartments I, Ltd.	50	2/24/1997	OH	Limited Liability Company
Noble Towers Associates	49	8/18/1978	PA	Limited Partnership
Oracle-Wetmore Co. Limited Partnership	1.35	1/1/1978	AZ	Limited Partnership
Park Associates	49	12/14/1987	PA	Limited Partnership
Parlane Co., LLC	50	10/10/2000	OH	Limited Liability Company
Pine Ridge Apartments Co. II, Ltd.	50	8/21/1997	OH	Limited Liability Company
Pine Ridge Apartments Co. Limited Partnership	49.5	3/30/1994	OH	Limited Partnership
Pine Ridge Valley Apartments, Building H, LLC	50	10/10/2000	OH	Limited Liability Company
Pine Ridge Valley Apartments-East, LLC	50	2/2/2001	OH	Limited Liability Company
Playhouse Square Investment, Inc.	100	12/17/1980	OH	Corporation
Post Office Building Co.	78	9/12/1983	OH	Corporation
RM Member, LLC	80	12/13/2004	CA	Limited Liability Company
Rolling Acres Properties Co. Limited Partnership	27.57	6/14/2007	OH	Limited Partnership
Surfside Apartments, LLC	1	9/7/2005	OH	Limited Liability Company
T.C. Avenue, Inc. F/K/A F.C. Parklabrea Towers, Inc.	100	7/16/1986	OH	Corporation
Terminal Investments, Inc.	100	10/19/1982	OH	Corporation
Tower City Expansion, Inc.	100	10/25/1991	OH	Corporation
Tower City Hotel Associates Limited Partnership	95	9/22/2005	DE	Limited Partnership
Tower City Land Corporation	100	12/4/1985	OH	Corporation
Tower City Properties Ltd.	50	3/24/1980	OH	Limited Partnership
Tower City Restaurant, Inc.	50	1/20/1984	OH	Corporation
Tower City Riverview Company	100	10/6/1989	OH	Corporation
Tower City Skylight Tower, Inc.	100	3/17/1989	OH	Corporation
Tower Energy, Inc.	100	4/28/1989	OH	Corporation
Tower Hotels, Inc.	100	7/29/1983	OH	Corporation
Tusar, Inc.	100	2/22/1978	OH	Corporation
Twin Lake Towers Venture	50	1/1/1982	CO	General Partnership
WBA Woodlake, L.L.C.	99	7/27/1998	MI	Limited Liability Company

EXHIBIT “B”
PROPERTY OWNING ENTITIES
(see attached)
EXHIBIT “B” — Page 1

Exhibit B to Pledge Agreement

COMMERCIAL GROUP
OFFICE BUILDINGS

	Fee Owner or Ground Lessee	FCRPC Subsidiary	Location	State
Consolidated Office Buildings
2 Hanson Place	FC Hanson Office Associates, LLC	F.C. Member, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
250 Huron (formerly Chase Financial Tower)	Tower City Hotel Associates Limited Partnership	Tower Hotel, Inc. and Forest City Rental Properties Corporation	Cleveland, OH	OH
35 Landsdowne Street	FC 35 Landsdowne, Inc.	Forest City Commercial Group, Inc.	Cambridge, MA	MA
40 Landsdowne Street	Forest City 40 Landsdowne, LLC	Forest City Commercial Group, Inc.	Cambridge, MA	MA
45/75 Sidney Street	FC 45/75 Sidney, Inc.	FC 45/75 Sidney, Inc.	Cambridge, MA	MA
65/80 Landsdowne Street	FC 65/80 Landsowne, Inc.	Forest City Commercial Group, Inc.	Cambridge, MA	MA
88 Sidney Street	Forest City 88 Sidney Street, LLC	Forest City Commercial Group, Inc.	Cambridge, MA	MA
Ballston Common Office Center	Ballston Office Center, LLC	Chapel Hill Apartments, Ltd.	Arlington, VA	VA
Colorado Studios	FC Stapleton III, LLC	Forest City Residential Group, Inc.	Denver, CO	CO
Commerce Court	Commerce Court, LLC	Forest City N.Y. Group, Inc.	Pittsburg, PA	PA
Edgeworth Building	FC Edgeworth Lessor, LLC	Forest City Commercial Group, Inc.	Richmond, VA	VA
Eleven MetroTech Center	Forest City Tech Place Associates II, LLC	Forest City Tech Place, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Fairmont Plaza	FC Fairmont SPE, LLC	F.C. Fairmount, LLC	San Jose, CA	CA
Fifteen MetroTech Center	Forest City Myrtle Associates, LLC	F.C. Member Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Halle Building	a) Halle Office Building Limited Partnership, (b) S & R Playhouse Realty Company	(a) FC LH (b) Halle Investments LLC and Playhouse Square Investment, Inc.	Cleveland, OH	OH
Harlem Center	Harlem Center Office, LLC	Forest City Master Associates III, LLC* and Forest City Commercial Holdings, Inc.	Manhattan, NY	NY
Higbee Building	Forest Bay Tower City, LLC	Forest Bay, Inc.	Cleveland, OH	OH
Illinois Science and Technology Park
- Building A	FC 4901 Searle, LLC	Forest City Commercial Group, Inc.	Skokie, IL	IL
- Building P	FC Skokie SPE, LLC	Forest City Commercial Group, Inc.	Skokie, IL	IL
- Building Q	FC Skokie SPE, LLC	Forest City Commercial Group, Inc.	Skokie, IL	IL
Jackson Building	Forest City Cambridge, Inc.	Forest City Cambridge, Inc.	Cambridge, MA	MA
Johns Hopkins — 855 North Wolfe Street	855 N. WOLFE STREET, LLC	Forest City Commercial Group, Inc.	East Baltimore, MD	MD
New York Times	FC Eighth Ave., LLC	Forest City N.Y. Group, Inc. and FC 8 South, Inc.	Manhattan, NY	NY
Nine MetroTech Center North	FC Flatbush Associates II, LLC	Forest City Flatbush, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
One MetroTech Center	Forest City Jay Street Associates, L.P.	Forest City B.U.G. Building, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
One Pierrepont Plaza	Forest City Pierrepont Associates	Forest City Pierrepont, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Post Office Plaza (formerly M. K. Ferguson)	Post Office Plaza Limited Partnership	Forest City Commercial Group, Inc.	Cleveland, OH	OH
Resurrection Health Care (4930 Oakton)	FC 4930 Oakton LLC	Forest City Commercial Group, Inc.	Skokie, IL	IL
Richards Building	FC 64 Sidney, Inc.	Forest City 64 Sidney Street, Inc.	Cambridge, MA	MA
Richmond Office Park	(a) FC Richmond I, LLC, (b) FC Richmond II, LLC, (c) Highland II, L.L.C., and (d) Hillcrest Investments, LLC	(a) Canton Centre Mall Limited Partnership, (b) F.C. Fireland, Inc., (c) F.C. Fireland, Inc. and (d) Canton Centre Mall Limited Partnership	Richmond, VA	VA
Skylight Office Tower	Skylight Office Tower SPE, LLC	Forest City Skylight Tower, Inc.	Cleveland, OH	OH
Stapleton Medical Office Building	FC Stapleton III, LLC	Forest City Residential Group, Inc.	Denver, CO	CO
Ten MetroTech Center	625 Fulton Associates, LLC	Forest City Fulton Street Building, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Terminal Tower	Terminal Tower SPE, LLC	Terminal Investments, Inc.	Cleveland, OH	OH
Twelve MetroTech Center	330 Jay Office Associates, LLC	Forest City Commercial Holdings, Inc.	Brooklyn, NY	NY

Exhibit B to Pledge Agreement

Two MetroTech Center	Forest City Bridge Street Associates, L.P.	Forest City S.I.A.C. Building, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
University of Pennsylvania	PB 31st Street, LLC	Forest City Equity Services, Inc.	Philadelphia, PA	PA
Waterfront Station — East 4th and West 4th Bldgs	Waterfront Associates, LLC	Forest City Commercial Group, Inc.	Washington, D.C.	DC

Unconsolidated Office Buildings
350 Massachusetts Ave	University Park Phase II Limited Partnership	FC University Park II, Inc.	Cambridge, MA	MA
818 Mission Street	(a) FC 816-818 Mission Street LLC (b) Westfield 816-818 Mission Street, LLC	(a) Forest City Rental Properties Corporation	San Francisco, CA	CA
Advent Solar	MDelS, LLC	Forest City Commercial Group, Inc.	Albuquerque, NM	NM
Bulletin Building	Bulletin Building Owner, LLC	Forest City Commercial Group, Inc.	San Francisco, CA	CA
Chagrin Plaza I and II	Chagrin Office Building, LLC	Forest City Rental Properties Corporation	Beachwood, OH	OH
Clark Building	Thirty-Eight Sidney Street Limited Partnership	Forest City Commercial Group, Inc.	Cambridge, MA	MA
Enterprise Place	Enterprise Operating Co., LLC	Forest City Commercial Group, Inc.	Beachwood, OH	OH
Liberty Center	Liberty Center Venture	Forest City Grant Liberty Associates and F.C. Liberty, Inc.	Pittsburgh, PA	PA
Mesa Del Sol Town Center	Mesa-Towncenter Building #1, LLC	Forest City Commercial Group, Inc.	Albuquerque, NM	NM
Mesa Del Sol — Fidelity	Mesa-Innovation Park Building 2, LLC	Forest City Commercial Group, Inc.	Albuquerque, NM	NM
Signature Square I	Signature Square SPE, LLC	Forest City Commercial Group, Inc.	Beachwood, OH	OH
Signature Square II	Signature Square SPE, LLC	Forest City Commercial Group, Inc.	Beachwood, OH	OH

COMMERCIAL GROUP
RETAIL CENTERS
	Fee Owner or Ground Lessee	FCRPC Subsidiary	Location	State
Consolidated Regional Malls
Antelope Valley Mall	Antelope Valley Mall, LLC	Forest City Antelope Valley, Inc.	Palmdale, CA	CA
Ballston Common Mall	FC Ballston Common, LLC	Ballston Development Corporation	Arlington, VA	VA
Galleria at Sunset	BPC Henderson, LLC	Forest City N.Y. Group, Inc.	Henderson, NV	NV
Mall at Robinson	Robinson Mall — JCP Associates, LTD.	Forest City Robinson Mall, Inc.	Pittsburgh, PA	PA
Mall at Stonecrest	Stonecrest Mall SPE, LLC	F.C. Stonecrest Mall, Inc.	Atlanta, GA	GA
Northfield at Stapleton	Stapleton North Town, LLC	WBA Woodlake, L.L.C. and Forest City Residential Group, Inc.	Denver, CO	CO
Orchard Town Center	FC Orchard Town Center, Inc.	Forest City Commercial Group, Inc.	Westminster, CO	CO
Promenade Bolingbrook	(a) FC Janes Park, LLC, (b) Forest City Bolingbrook, LLC. (c) FC Bolingbrook, Inc.	(a) FC Manhattan Inc. (b) Forest City Commercial Group, Inc. (c) Forest City Commercial Group, Inc.	Bolingbrook, IL	IL
Promenade in Temecula	Temecula Towne Center Associates, L.P.	F.C. Temecula, Inc.	Temecula, CA	CA
Ridge Hill	FC Yonkers Associates, LLC	F.C. Member, Inc.	Yonkers, NY	NY
Shops at Wiregrass	Goodforest LLC	Forest City Commercial Group, Inc.	Tampa, FL	FL
Short Pump Town Center	Short Pump Town Center, LLC	F.C. Short Pump Land Investment, Inc.	Richmond, VA	VA
Simi Valley Town Center	Simi Valley Mall, LLC	Forest City Commercial Group, Inc.	Simi Valley, CA	CA
South Bay Galleria	South Bay Center SPE, LLC	Tusar, Inc. GP and Forest City Rental Properties Corporation LP	Redondo Beach, CA	CA
Victoria Gardens	(a) Victoria Garden Mall, LLC (b) Rancho BP, LLC	(a) Chapel Hill Mall, Ltd (b) Forest City Commercial Group, Inc.	Rancho Cucamonga, CA	CA
Village at Gulfstream	The Village at Gulfstream Park, LLC	Forest City Commercial Group, Inc.	Hallendale, FL	FL

Consolidated Specialty Retail
42nd Street	FC 42nd Street Associates, L.P.	Forest City Commercial Holdings, Inc., Forest City 42nd Street, Inc. and Forest City Master Associates III, LLC*	Manhattan, NY	NY
Atlantic Center	Atlantic Center Fort Greene Associates, L.P.	Atlantic Center Fort Greene, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY

Exhibit B to Pledge Agreement

Atlantic Center Site V	FC Pacific Associates, LLC	FC Pacific, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Atlantic Terminal	FC Hanson Associates, LLC	FC Member, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Avenue at Tower City Center	Tower City Avenue, LLC	T.C. Avenue, Inc., Tower City Land Corp. and Tower City Properties Ltd.	Cleveland, OH	OH
Brooklyn Commons	FC Gowanus Associates, LLC	F.C. Member, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Bruckner Boulevard	FC Bruckner Associates, L.P.	Forest City Bruckner, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Bronx, NY	NY
Columbia Park Center	FC/Treeco Columbia Park, LLC	F.C. Member, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	North Bergen, NJ	NJ
Court Street	FC Court Street Associates, LLC	F.C. Member, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Brooklyn, NY	NY
Eastchester	FC Castle Center Associates II, LLC	F.C. Member Inc., Forest City Commercial Holdings, Inc. and *Forest City Commercial Holdings, Inc.	Bronx, NY	NY
Forest Avenue	FC Forest Avenue Associates, LLC	FC Member Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Staten Island, NY	NY
Gun Hill Road	(a) FC Ely Associates, L.P. (b) FC Waring Associates, L.P.	(a) Forest City Ely Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC* (b) Forest City Waring Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Bronx, NY	NY
Harlem Center	Harlem Center, LLC	Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Manhattan, NY	NY
Kaufman Studios	FC Steinway Street Associates II, LLC	F.C. Member Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Queens, NY	NY
Market at Tobacco Row	Forest City Grocery, LLC	Forest City Residential Group, Inc.	Richmond, VA	VA
Northern Boulevard	FC Northern Associates II, LLC	FC Northern Boulevard, Inc., Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Queens, NY	NY
Quartermaster Plaza	(a) FC Quartermaster Associates L.P. (b) FC Quartermaster Associates II, L.P. (c) FC Quartermaster Associates III, L.P.	(a) Forest City Commercial Holdings, Inc. and *Forest City Commercial Holdings, Inc. (b) Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC* (c) Forest City Commercial Holdings, Inc. and Forest City Master Associates III, LLC*	Philadelphia, PA	PA
Quebec Square	Quebec Square SPE, LLC	Forest City Residential Group, Inc.	Denver, CO	CO
Queens Place	FC Queens Place Associates, LLC	Forest City Bluffside Corporation, Forest City Residential Group, Inc. and Forest City Master Associates III, LLC*	Queens, NY	NY
Richmond Avenue	FC Richmond Associates, L.P.	Forest City Richmond Inc., Forest City Commercial Holdings, and Forest City Master Associates III, LLC*	Staten Island, NY	NY
Saddle Rock Village	Saddle Rock PC, LLC	Forest City Commercial Group, Inc.	Aurora, CO	CO
South Bay Southern Center	South Bay Associates SPE, LLC	Forest Bay, Inc. and Forest City International Plaza Corporation	Redondo Beach, CA	CA
Station Square	Forest City Station Square Associates, Freight House Operating Ltd. And Forest City Bessemer Court Associates	(a) FC Pittsburgh Inc. and Forest City Station Square, Inc. (b) Forest City Commercial Group, Inc. (c) FC Pittsburgh, Inc. and Forest City Station Square, Inc.	Pittsburgh, PA	PA
White Oak Village	Lamburnum Investment, LLC	Forest City Commercial Group, Inc.	Richmond, VA	VA
Woodbridge Crossing	FC Woodbridge Crossing, LLC	F.C. Member, Inc. and Forest City Master Associates III, LLC*	Woodbridge, NJ	NJ

COMMERCIAL GROUP
RETAIL CENTERS
	Fee Owner or Ground Lessee	FCRPC Subsidiary	Location	State
Unconsolidated Regional Malls
Boulevard Mall	Boulevard Mall SPE, LLC	FCRPC/Niasher, Inc. and Forest City Rental Properties Corporation	Amherst, NY	NY
Charleston Town Center	Charleston Town Center SPE, LLC	In Town Shopping Center, Inc.	Charleston, WV	WV
San Francisco Centre	Emporium Mall LLC	Forest City Commercial Group, Inc.	San Francisco, CA	CA
Unconsolidated Specialty Retail Centers

Exhibit B to Pledge Agreement

East River Plaza	Tiago Holdings, LLC	F.C. Member, Inc.	Manhattan, NY	NY
Golden Gate	Golden Gate Shopping Center LTD	Golden Gate Shopping Center, Ltd.	Mayfield Hts., OH	OH
Marketplace at Riverpark	CCRP, a California limited partnership	Forest City Commercial Group, Inc.	Fresno, CA	CA
Metreon	(a) FC Metreon, LLC and (b) Westfield Metreon, LLC	(a) Forest City Commercial Group, Inc.	San Francisco, CA	CA
Plaza at Robinson Town Center	Park Associates	Forest City Park Manor, Inc.	Pittsburgh, PA	PA

COMMERCIAL GROUP
HOTELS
	Fee Owner or Ground Lessee	FCRPC Subsidiary	Location	State
Consolidated Hotels
Charleston Marriott	Charleston Marriott SPE, LLC	In Town Hotels, Inc.	Charleston, WV	WV
Ritz-Carlton, Cleveland	DCFC, LLC	Forest City Commercial Group, Inc.	Cleveland, OH	OH
Sheraton Station Square	Forest City San Vincente Corp.	Forest City San Vincente Corp.	Pittsburgh, PA	PA

Unconsolidated Hotels
Courtyard by Marriott	Millender Center Associates Limited Partnership	Forest City Residential Group, Inc.	Detroit, MI	MI
Westin Convention Center	Liberty Center Venture	F.C. Liberty Inc.	Pittsburgh, PA	PA

RESIDENTIAL GROUP
APARTMENTS
	Fee Owner or Ground Lessee	FCRPC Subsidiary	Location	State
Consolidated Apartments
100 Landsdowne Street	FC 100 Landsdowne Street, LLC	Forest City Residential Group, Inc.	Cambridge, MA	MA
101 San Fernando	FC Third Street Associates, L.P.	Forest City Residential Group, Inc.	San Jose, CA	CA
1251 S. Michigan	FC Central Station Senior, LLC	Forest City Central Station, Inc. and Forest City Residential Group, Inc.	Chicago, IL	IL
80 DeKalb	FC 80 DeKalb Associates, LLC	Forest City Fulton Street Building, Inc. and Forest City Master Associates III, LLC*	Brooklyn. NY	NY
American Cigar Company	F.C. Philip Morris L.P.	Forest City Residential Group, Inc.	Richmond, VA	VA
Ashton Mill	FC Ashton Mill Lessor, LLC	Forest City Residential Group, Inc.	Cumberland, RI	RI
Autumn Ridge	Autumn Ridge Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Sterling Heights, MI	MI
Beekman	FC Beekman Associates, LLC	Forest City Residential Group, Inc. and Forest City Commercial Holdings, Inc	. Manhattan, NY	NY
Botanica on the Green (East 29th Ave Town Center)	FC 29th Avenue Town Center, LLC	Forest City Residential Group, Inc.	Denver, CO	CO
Botanica II	Botanica II, LLC	Forest City Residential Group, Inc.	Denver, CO	CO
Bowin	Bowin Place Associates Limited Dividend Housing Association Limited Partnership	Forest City Residential Group, Inc.	Detroit, MI	MI
Cambridge Towers	Cambridge Tower Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Detroit, MI	MI
Cameron Kinney	FC Cameron Kinney, LLC	Forest City Residential Group, Inc.	Richmond, VA	VA
Consolidated-Carolina	F.C. Consolidated Lessor, L.L.C.	Forest City Residential Group, Inc.	Richmond, VA	VA
Coraopolis Towers	Coraopolis Towers	Forest City Residential Group, Inc.	Coraopolis, PA	PA

Exhibit B to Pledge Agreement

Crescent Flats (East 29th Avenue Town Center)	FC 29th Avenue Town Center, LLC	Forest City Residential Group, Inc.	Denver, CO	CO
Cutter’s Ridge at Tobacco Row	Tobacco Row TownHouses, LLC, F/K/A Tobacco Row Land II, LLC	Forest City Residential Group, Inc.	Richmond, VA	VA
Donora Towers	Donora Towers	Forest City Residential Group, Inc.	Donora, PA	PA
Drake	F.C. Drake Associates, L.P.	Forest City Residential Group, Inc.	Philadelphia, PA	PA
Easthaven at the Village	Village Green of Beachwood Limited Partnership	Forest City Residential Group, Inc.	Beachwood, OH	OH
Emerald Palms	Emerald Palms Phase II, LLLP	Forest City Residential Group, Inc.	Miami, FL	FL
Grand	Wisconsin Park Associates Limited Partnership	Forest City Residential Group, Inc.	North Bethesda, MD	MD
Grand Lowry Lofts	National Grand Lowry Lofts Associates, LP	Forest City Residential Group, Inc.	Denver, CO	CO
Grove	Grove Associates	Forest City Residential Group, Inc.	Ontario, CA	CA
Hamel Mill Lofts	FC HH F/K/A FC Haverhill, LLC	Forest City Residential Group, Inc.	Haverhill, MA	MA
Heritage	FC Cortez Hill Associates, L.P.	Forest City Residential Group, Inc.	San Diego, CA	CA
Independence Place I	Independence Place Associates, L.L.C.	Forest City Rental Properties Corporation	Parma Hts., OH	OH
Independence Place II	Parmatown Woods, LTD	Forest City Residential Group, Inc.	Parma Hts., OH	OH
Kennedy Biscuit Lofts	Kennedy Lofts Associates Limited Partnership	Forest City Residential Group, Inc.	Cambridge, MA	MA
Knolls	F.C. Orange Associates, L.P.	Forest City Residential Group, Inc.	Orange, CA	CA
Lakeland	Lakeland Place Associates Limited Dividend Housing Association Limited Partnership	Forest City Residential Group, Inc.	Waterford, MI	MI
Lenox Club	Lenox Club Limited Partnership	Forest City Residential Group, Inc.	Arlington, VA	VA
Lenox Park	F-C Harris Silver Spring Limited Partnership	Forest City Residential Group, Inc.	Silver Spring, MD	MD
Loft 23	FC 23 Sidney Street LLC	Forest City Residential Group, Inc.	Cambridge, MA	MA
Lofts at 1835 Arch	FC Bell Associates, L.P.	Forest City Residential Group, Inc.	Philadelphia, PA	PA
Lucky Strike	FC Lucky Strike Lessor, LLC	Forest City Residential Group, Inc.	Richmond, VA	VA
Mercantile Place on Main (formerly Dallas Mercantile)	FC Merc Complex, L.P.	Forest City Residential Group, Inc.	Dallas, TX	TX
Metro 417	FC Subway Terminal Lessor, L.P.	Forest City Residential Group, Inc.	Los Angeles, CA	CA
Metropolitan	Forest City Southpark Two, Inc.	Forest City Residential Group, Inc.	Los Angeles, CA	CA
Midtown Towers	F.C. Midtown, LLC	Forest City Residential Group, Inc.	Parma, OH	OH
Museum Towers	Franklin Town Towers Associates	Forest City Residential Group, Inc.	Philadelphia, PA	PA
North Church Towers	North Church Towers I, LLC and North Church Towers II, Ltd.	Forest City Residential Group, Inc.	Parma Heights	OH
Oceanpointe Towers	Ocean View Towers Associates Limited Partnership	Forest City Residential Group, Inc.	Long Branch, NJ	NJ
One Franklintown	Forest City Franklin Town Corp.	Forest City Residential Group, Inc.	Philadelphia, PA	PA
Parmatown Towers and Gardens	F.C. Parmatown Associates, L.P.	Forest City Residential Group, Inc.	Parma, OH	OH
Pavilion	F.C. Harris Pavilion Apartments Limited Partnership	Forest City Residential Group, Inc.	Chicago, IL	IL
Plymouth Square	Plymouth Square Limited Dividend Housing Association	Forest City Residential Group, Inc.	Detroit, MI	MI
Presidio	FC Presidio PHSH Lessor, LLC	Forest City Residential Group, Inc.	San Francisco, CA	CA
Queenswood	Queenswood Associates, L.P.	Forest City Residential Group, Inc. and Forest City Master Associates III, LLC*	Corona, NY	NY
Sky55	FC Central Station Residential, LLC	Forest City Central Station, Inc. and Forest City Residential Group, Inc.	Chicago, IL	IL
Southfield	Southfield Partners Investors, LLC	Center Courtland, Inc.	Whitemarsh, MD	MD
Village Center	Village Center Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Detroit, MI	MI
Wilson Building	FC WP Building, LLC	Forest City Residential Group, Inc.	Dallas, TX	TX

Consolidated Supported Living Apartments
Forest Trace	SG Forest Trace SPE, LLC	Forest City Bluffside Corporation, Forest City Residential Group, Inc. and Forest City Master Associates III, LLC*	Lauderhill, FL	FL

APARTMENTS (continued)

Exhibit B to Pledge Agreement

	Fee Owner or Ground Lessee	FCRPC Subsidiary	Location	State
Unconsolidated Apartments
91 Sidney	FC 91 Sidney Street, LLC	Forest City Residential Group, Inc.	Cambridge, MA	MA
Arbor Glen	Twinsburg Residential Associates	Forest City Residential Group, Inc.	Twinsburg, OH	OH
Barrington Place	Barrington Apartments, LLC	Forest City Residential Group, Inc.	Raleigh, NC	NC
Bayside Village	Bayside Village Associates	Forest City Residential Group, Inc.	San Francisco, CA	CA
Big Creek	Big Creek Apartments I, L.L.C., Big Creek Apartments II, LLC and Big Creek Apartments, Ltd.	Forest City Residential Group, Inc.	Parma Hts., OH	OH
Brookpark Place	Brookpark Place Associates	Forest City Residential Group, Inc.	Wheeling, WV	WV
Brookview Place	Brookview Place Associates, Ltd.	Forest City Residential Group, Inc.	Dayton, OH	OH
Burton Place	Burton Elderly Limited Dividend Housing Association Limited Partnership	Forest City Residential Group, Inc.	Burton, MI	MI
Camelot	Camelot Apartments, LLC	Forest City Rental Properties Corporation	Parma Hts., OH	OH
Carl D. Perkins	Douglas Towers, LTD	Forest City Residential Group, Inc.	Pikeville, KY	KY
Cedar Place	Cedarplace Associates Limited Dividend Housing Associates Limited Partnership	Forest City Residential Group, Inc.	Lansing, MI	MI
Cherry Tree	Cherry Tree Village	Forest City Residential Group, Inc.	Strongsville, OH	OH
Chestnut Lake	Chestnut Lake Apartments Limited Partnership	Forest City Rental Properties Corporation and Forest City Residential Group, Inc.	Strongsville, OH	OH
Clarkwood	Clarkwood Apartments Ltd.	Forest City Rental Properties Corporation	Warrensville Hts., OH	OH
Cobblestone Court Apartments	(1) Cobblestone Court Apartments, LLC and (2) Cobblestone Court Apartments I, LLC	Forest City Residential Group, Inc.	Painesville, OH	OH
Colonial Grand	Colonial Grand, LLC	Forest City Residential Group, Inc.	Tampa, FL	FL
Connellsville Towers	Connellsville Associates	Forest City Residential Group, Inc.	Connellsville, PA	PA
Coppertree	Park Plaza Apartments, LLC	Forest City Residential Group, Inc.	Mayfield Hts., OH	OH
Deer Run	Deer Run Apartments Limited	Forest City Residential Group, Inc. and Forest City Rental Properties Corporation	Twinsburg, OH	OH
Eaton Ridge	Eaton Ridge, Ltd.	Doesn’t sit under Forest City Rental Properties Corporation	Sagamore Hills, OH	OH
Farmington Place	FC Farmington Place, LLC	Forest City Residential Group, Inc.	Farmington, MI	MI
Fenimore Court	Fenimore Limited Dividend Housing Association	Forest City Residential Group, Inc.	Detroit, MI	MI
Fort Lincoln II	Fort Lincoln Senior Village II Limited Partnership	Forest City Residential Group, Inc.	Washington, D.C.	DC
Fort Lincoln III and IV	Fort Lincoln Senior Village III Limited Partnership	Forest City Rental Properties Corporation	Washington, D.C.	DC
Frenchtown Place	Frenchtown Place Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Monroe, MI	MI
Glendora Gardens	Glendora Gardens Associates	Forest City Residential Group, Inc.	Glendora, CA	CA
Granada Gardens	Granada Apartments Ltd.	Forest City Rental Properties Corporation	Warrensville Hts., OH	OH
Hamptons	FCRP-Hamptons, LLC	Forest City Rental Properties Corporation	Beachwood, OH	OH
Hunter’s Hollow	Hunters Hollow Apartments, L.L.C.	Forest City Residential Group, Inc.	Strongsville, OH	OH
Legacy Arboretum	Echo Forest, LLC	Forest City Residential Group, Inc.	Charlotte, NC	NC
Legacy Crossroads	The Apartments at Crossroads, LLC	Forest City Residential Group, Inc.	Cary, NC	NC
Liberty Hills	Liberty Hill Apartments I, Ltd.	Forest City Rental Properties Corporation	Solon, OH	OH
Metropolitan Lofts	FC Metropolitan Lofts Associates, L.P.	Forest City Residential Group, Inc.	Los Angeles, CA	CA
Millender Center	Millender Center Associates Limited Partnership	Forest City Residential Group, Inc.	Detroit, MI	MI
Miramar Towers	Miramar Towers, a California limited partnership	Forest City Residential Group, Inc.	Los Angeles, CA	CA
Newport Landing	Newport Landing	Forest City Residential Group, Inc.	Coventry Township, OH	OH
Noble Towers	Noble Towers Associates	Forest City Residential Group, Inc.	Pittsburgh, PA	PA
North Port Village	North Port Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Port Huron, MI	MI
New Kensington Towers (Citizen’s Plaza)	New Kensington Towers Associates	Forest City Residential Group, Inc.	New Kensington, PA	PA
Panorama Towers (Casa Panorama)	HAI/FCD Partnership	Forest City Rental Properties Corporation	Panorama City, CA	CA
Park Place Towers	Park Place Tower Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Mt. Clemens, MI	MI

Exhibit B to Pledge Agreement

Parkwood Village	Village in the Park	Forest City Residential Group, Inc.	Brunswick, OH	OH
Pebble Creek	Pebble Creek Apartments, LLC	Forest City Residential Group, Inc.	Twinsburg, OH	OH
Perrytown	Perrytown Place Associates, a limited partnership	Forest City Residential Group, Inc.	Pittsburgh, PA	PA
Pine Grove Manor	Pine Grove Manor Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Muskegon Township, MI	MI
Pine Ridge Valley	(1) Pine Ridge Valley Apartments-East, LLC, (2) Pine Ridge Apartments Co., II, Ltd., (3) Pine Ridge Apartments Co. Limited Partnership and (4) Pine Ridge Valley Apartments, Building H, LLC	(1) Forest City Rental Properties Corporation, (2) Forest City Rental Properties Corporation, (3) Forest City Rental Properties Corporation and (4) Forest City Rental Properties Corporation	Willoughby Hills, OH	OH
Potomac Heights Village	Potomac Village Associates Limited Partnership	Forest City Residential Group, Inc.	Keyser, WV	WV
Riverside Towers	Riverside Towers, Ltd.	Forest City Residential Group, Inc.	Coshocton, OH	OH
Settler’s Landing at Greentree	Settler’s Landing at Greentree I, LLC and Settlers Landing at Greentree, LLC	Forest City Residential Group, Inc.	Streetsboro, OH	OH
Shippan Avenue	Forest City Sound View Associates	Forest City Residential Group, Inc. and Forest City Rental Properties Corporation	Stamford, CT	CT
St. Mary’s Villa	St. Mary’s Villa Associates	Forest City Residential Group, Inc.	Newark, NJ	NJ
Stratford Crossing	Stratford Crossings, Ltd.	Forest City Residential Group, Inc.	Wadsworth, OH	OH
Surfside Towers	Surfside Apartments, LLC	Forest City Residential Group, Inc. and Forest City Rental Properties Corporation	Eastlake, OH	OH
Sutton Landing	Sutton Landing Apartments, Ltd.	Forest City Residential Group, Inc.	Brimfield, OH	OH
Tamarac	Tamarac Apartments, LLC	Forest City Residential Group, Inc.	Willoughby, OH	OH
The Springs	La Mesa Springs Associates, a California Limited Partnership	Forest City Residential Group, Inc.	La Mesa, CA	CA
Tower 43 (Kent Tower 43)	Kent Tower 43 Associates, Ltd.	Forest City Residential Group, Inc.	Kent, OH	OH
Towne Centre Place	Towne Center Place Associates Limited Dividend Housing Association	Forest City Residential Group, Inc.	Ypsilanti, MI	MI
Twin Lake Towers	Twin Lake Towers Venture	Forest City Rental Properties Corporation	Denver, CO	CO
Uptown Apartments	Uptown Housing Partners, LP	Forest City Residential Group, Inc.	Oakland, CA	CA
Village Square	Williamsville Towers, L.P.	Forest City Residential Group, Inc.	Williamsville, NY	NY
Westwood Reserve	Center Towers, Ltd.	Forest City Residential Group, Inc.	Tampa, FL	FL
Woodgate / Evergreen Farms	Olmsted Farms, Ltd.	Forest City Residential Group, Inc.	Olmsted Township, OH	OH
Worth Street	FC Foley Square Associates, LLC	Forest City Residential Group, Inc.	Manhattan, NY	NY
Ziegler Place	FC Ziegler Place, LLC	Forest City Rental Properties Corporation/Forest City Residential Group, Inc.	Livonia, MI	MI

Unconsolidated Military Housing
Air Force Academy	Air Force Academy Military Communities, LLC	Forest City Residential Group, Inc.	Colorado Springs, CO	CO
Midwest Millington	Midwest Family Housing, LLC	Forest City Residential Group, Inc.	Memphis, TN	TN
Navy Midwest	Midwest Military Communities, LLC	Forest City Residential Group, Inc.	Chicago, IL	IL
Ohana Military Communities, Hawaii Increment I	Ohana Military Communities, LLC	Forest City Residential Group, Inc.	Honolulu, HI	HI
Ohana Military Communities, Hawaii Increment II	Ohana Military Communities, LLC	Forest City Residential Group, Inc.	Honolulu, HI	HI
Ohana Military Communities, Hawaii Increment III	Ohana Military Communities, LLC	Forest City Residential Group, Inc.	Honolulu, HI	HI
Ohana Military Communities, Hawaii Increment IV	Ohana Military Communities, LLC	Forest City Residential Group, Inc.	Kaneohe, HI	HI
Pacific Northwest Communities	Pacific Northwest Communities, LLC	Forest City Residential Group, Inc.	Seattle, WA	WA

Exhibit B to Pledge Agreement

*	Forest City Master Associates, LLC (“Master III”) holds an interest in the property. Master III has Class A Common Units held by Bruce C. Ratner or affiliates of Bruce C. Ratner and Class B Common Units held by affiliates of Forest City Rental Properties Corporation. Forest City Commercial Holdings, Inc., a subsidiary of Forest City Rental Properties Corporation, is the largest holder of Class B Common Units and the managing member of Master III.

EXHIBIT “C”
PROMISSORY NOTE LEGEND
     “THIS NOTE HAS BEEN PLEDGED BY FOREST CITY RENTAL PROPERTIES CORPORATION (“PLEDGOR”) TO KEYBANK NATIONAL ASSOCIATION, AS AGENT (“AGENT”), PURSUANT TO A PLEDGE AGREEMENT DATED JANUARY 29, 2010 (AS THE SAME MAY BE MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE “PLEDGE AGREEMENT”). ALL AMOUNTS PAYABLE TO PLEDGOR PURSUANT TO THIS NOTE SHALL BE PAID AS REQUIRED BY THE PLEDGE AGREEMENT.”
EXHIBIT “C” — Page 1

EXHIBIT “D”
(Description of “Debtor” and “Secured Party”)

A.	Debtor:

FOREST CITY RENTAL PROPERTIES CORPORATION, a corporation organized under the laws of the State of Ohio. Debtor has been using or operating under said name and identity or corporate structure without change since September 5, 1972.

Other Names and Tradenames used within last five years: Forest City Development.

Location of all chief executive offices over last five years:

50 Public Square, 1360 Terminal Tower, Cleveland, Ohio 44113-2233

Organizational Number: 388771

Federal Tax Identification Number: 34-1044033

B.	Secured Party:

KEYBANK NATIONAL ASSOCIATION, as Agent for the Banks.
EXHIBIT “D” — Page 1